Exhibit 99.1

LEVI	1155 Battery Street, San Francisco, CA 94111
STRAUSS
& Co.
NEWS

For Immediate Release	Media Contact:	Jeff Beckman
Levi Strauss & Co.
(415) 501-1698

	Investor Contact:	Roger Fleischmann
Levi Strauss & Co.
(800) 438-0349
LEVI STRAUSS & CO. CHIEF FINANCIAL OFFICER TO LEAVE COMPANY
Company Appoints Interim CFO
SAN FRANCISCO (August 29, 2008) – Levi Strauss & Co. (LS&CO.) today announced that its chief financial officer, Hans Ploos van Amstel, has decided to leave the company to pursue other career opportunities. LS&CO.’s corporate controller and principal accounting officer, Heidi Manes, will serve as CFO on an interim basis while the company recruits externally for a permanent replacement.  Mr. Ploos van Amstel has agreed to serve as a financial consultant to LS&CO. for the next several months to help ensure a smooth transition.
Ms. Manes joined LS&CO. in 2002 from KPMG LLP and has held several leadership positions in the LS&CO. finance organization. “Heidi is steeped in the financial details of our global enterprise, and she played an integral role in developing our accounting policies, financial controls and external reporting practices,” said LS&CO.’s chief executive officer John Anderson. “Heidi is well-positioned to lead the finance team through this transition.”
Anderson also said, “Hans was a key contributor in strengthening the financial performance of the company during the past several years. He helped us to improve our capital structure, reduce costs and debt, and enhance our financial controls, accounting capabilities and reporting processes. We wish Hans the very best in his future endeavors.”
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